As filed with the Securities and Exchange Commission on March 6, 2001

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      ----------------------------------


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                      -----------------------------------

        Date of Report (Date of earliest event reported): March 5, 2001

                            CHANDLER (U.S.A.), INC.
          (Exact name or other registrant as specified in its charter)

                                    OKLAHOMA
                 (State or other jurisdiction of incorporation)

                1-15135                                73-1325906
        (Commission File Number)          (I.R.S. Employer Identification No.)

           1010 MANVEL AVENUE
           CHANDLER, OKLAHOMA                            74834
(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code:  405-258-0804

===============================================================================

                                                                        PAGE 1
Item 5.  Other Events
         ------------

         On March 5, 2001, Chandler Insurance Company, Ltd. (the "Company"), the indirect parent of Chandler (U.S.A.), Inc., issued the following news release:

CHANDLER INSURANCE SHAREHOLDERS APPROVE GOING PRIVATE TRANSACTION

GRAND CAYMAN, Cayman Islands - March 5, 2001 - Chandler Insurance Company, Ltd., (Nasdaq: CHANF), the parent of National American Insurance Company and other subsidiaries based in Oklahoma, today announced that the shareholders of the Company approved proposals which, when completed, will have the effect of deregistration of the Company's shares and result in the Company being privately held by Brent LaGere, the Company's Chairman of the Board and Chief Executive Officer who will hold 80% of the voting common shares and Mark Paden, the Company's Executive Vice President and Chief Financial Officer, who will hold 20% of the Company's voting common shares.

Certain key shareholders, including certain employees of the Company's subsidiaries ("continuing shareholders"), have elected to exchange their common shares for non-voting preferred shares. All other shareholders except Messrs. LaGere and Paden will receive a cash payment equal to $10 per share for each share they own on March 28, 2001, the record date established by the Company's board of directors for the consummation of a 1 for 1,000,000 reverse stock split.

According to Company officials, the record date may be modified to an earlier date or to a date not later than 60 days from March 5, 2001. The reverse stock split and repurchase will occur after all continuing shareholders have exchanged their voting common stock for non-voting preferred stock in accordance with the Company's plan.

The Company intends to complete the exchange with continuing shareholders of common shares for preferred shares, the sale of a new class of voting common shares to Messrs. LaGere and Paden and the repurchase of common shares from the remaining shareholders as soon as possible but not later than May 4, 2001.

                                                                        PAGE 2
                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.



                                   CHANDLER (U.S.A.), INC.


Date: March 6, 2001                By:  /s/ Mark C. Hart
                                        --------------------------------------
                                        Mark C. Hart
                                        Vice President - Finance and Treasurer
                                        (Principal Accounting Officer)